OPTICAL COATING LABORATORY, INC. AND SUBSIDIARIES
                     EXHIBIT 21: SUBSIDIARIES OF THE REGISTRANT

Optical Coating Laboratory, Inc. was incorporated in Delaware in 1948. The Company was reincorporated in California in 1963 and again reincorporated in Delaware November 2, 1987.

Optical Coating Laboratory, Inc. has the following subsidiaries:

NAME                             OWNERSHIP     PLACE OF INCORPORATION

OCLI International Service
  Corporation                      100%         California

OCLI Foreign Sales Corporation     100%            Guam

OCLI Optical Coatings Limited      100%            Scotland

OCLI Optical Coating
  Laboratory GmbH                  100%           Germany

MMG Glastechnik GmbH               100%            Germany

OCLI Monitor Produkte GmbH         100%            Germany

OCLI Optical Coatings Espana S.A.  100%            Spain

Optical Coating Laboratory B.V.    100%            Netherlands

Optical Coating Laboratory EURL    100%            France

Optical Coating Laboratory Srl     100%            Italy

OCLI Monitor Products Srl          100%            Italy

Flex Products, Inc.                 60%            Delaware


The subsidiaries listed above are included in the consolidated financial statements of the Company which are incorporated herein by reference to the Company's 1995 Annual Report to Stockholders.